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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __ )

                           Filed by the Registrant [ ]
                 Filed by a Party other than the Registrant [X]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [X] Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MEDIA GENERAL, INC.
                (Name of Registrant as Specified In Its Charter)

                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
                                       AND
            HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:________

      2) Aggregate number of securities to which transaction applies:___________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_________________________________

      4) Proposed maximum aggregate value of transaction:_______________________

      5) Total fee paid:________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:_____________________________________________

      2) Form, Schedule or Registration Statement No.:____________________

      3) Filing Party:

      4) Date Filed:_______________________________________________

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      On January 30, 2008, Harbinger Capital Partners Master Fund I, Ltd., a
Cayman Islands corporation (the "Master Fund"), Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited liability company (the "Special Fund"), Harbinger Capital Partners Offshore Manager, L.L.C., a Delaware limited partnership ("Harbinger Manager"), HMC Investors, L.L.C., a Delaware limited liability company ("HMC Investors"), Harbinger Capital Partners Special Situations GP, LLC, a Delaware limited liability company ("HCPSS"), HMC - New York, Inc., a New York corporation ("HMCNY"), Harbert Management Corporation, an Alabama corporation ("HMC"), Philip Falcone, a United States citizen, Raymond J. Harbert , a United States citizen, Michael D. Luce, a United States citizen, and
F. Jack Liebau, Jr., a United States citizen (each of the Master Fund, Harbinger Manager, HMC Investors, the Special Fund, HCPSS, HMCNY, HMC and Messrs. Falcone, Harbert, Luce and Liebau, a "Reporting Person", and collectively, the "Reporting Persons") filed Amendment No. 3 (the "Amendment") to the Schedule 13D (as amended, the "Schedule 13D") originally filed by the Master Fund, Harbinger Manager, HMC Investors, HMC and Messrs. Falcone, Harbert and Luce with the Securities and Exchange Commission on December 17, 2007. The Amendment amends the previously filed Item 4 disclosure in the Schedule 13D by adding the following:

      "On January 30, 2008, the Master Fund and the Special Fund delivered a letter (the "January 30 Letter") to the Chief Executive Officer of the Issuer responding to a press release issued by the Issuer on January 25, 2008. A copy of the January 30 Letter is attached hereto as Exhibit G."

      On or about January 30, 2008, the Master Fund and the Special Fund delivered a letter to the Chief Executive Officer of Media General, Inc. (the "Company") responding to a press release issued by the Company on January 25, 2008. A copy of the January 30, 2008 letter delivered to the Chief Executive Officer of the Company is attached hereto as Exhibit 1.

      The direct and indirect security holdings of Master Fund and the Special Fund are as follows: (x) the Master Fund is the direct record owner of 1,000 of the shares of the Company's Class A Common Stock, par value $5.00 per share (the "Shares"), and is the beneficial owner of an additional 2,704,647 of the Shares held in street name, and (y) the Special Fund is the direct record owner of 1,000 of the Shares and is the beneficial owner of an additional 1,351,807 of the Shares held in street name.

      In addition, (i) Harbinger Manager, the investment manager of the Master Fund, and HMC Investors, the managing member of Harbinger Manager, may be deemed to beneficially own Shares held by the Master Fund, (ii) HCPSS, the general partner of the Special Fund, and HMCNY, the managing member of HCPSS, may be deemed to beneficially own Shares held by the Special Fund, and (iii) HMC, the managing member of HMC Investors and the parent of HMCNY,

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Philip A. Falcone, a stockholder of HMC and the portfolio manager of the Master
Fund and the Special Fund, Raymond J. Harbert, a stockholder of HMC, and Michael
D. Luce, a stockholder of HMC (each of the Master Fund, Harbinger Manager, HMC Investors, HMC, Special Fund, HCPSS, HMCNY, Philip A. Falcone, Raymond J. Harbert and Michael D. Luce are collectively referred to herein as the "Harbinger Persons"), may be deemed to beneficially own Shares held by the Master Fund and the Special Fund. Each of Harbinger Manager, HMC Investors, HCPSS, HMCNY, HMC, Mr. Falcone, Mr. Harbert and Mr. Luce disclaim beneficial ownership of the Shares.

      F. Jack Liebau, Jr., a nominee of the Master Fund and the Special Fund for election by the Company's Class A stockholders to the Company's board of directors at the next annual meeting, is the beneficial owner of 1,000 of the Shares beneficially owned in a joint account by Mr. Liebau and his spouse Carol Liebau. Eugene I. Davis and J. Daniel Sullivan, two additional nominees of the Master Fund and the Special Fund for election by the Company's Class A stockholders to the Company's board of directors at the next annual meeting, do not beneficially own any securities of the Company and do not have any personal ownership interest, direct or indirect, in any securities of the Company.

      The persons filing this Schedule 14A are the Reporting Persons and Messrs. Davis and Sullivan (collectively, the "Participants"). Based on information provided by the Company, as of November 4, 2007 there were 22,052,850 Shares issued and outstanding. Thus, (x) the Master Fund and Special Fund are deemed to beneficially own, and the Harbinger Persons may be deemed to beneficially own, 4,058,454 Shares, or approximately 18.4% of the Shares issued and outstanding, and (y) Mr. Liebau is the beneficial owner of 1,000 of the Shares, or less than 1% of the Shares issued and outstanding. As a result of Mr. Liebau's nomination for election as a director of the Company and other relationship described herein, the Reporting Persons may each be deemed to be the beneficial owners of all of the Shares beneficially owned by each of the other Reporting Persons. Each Reporting Person disclaims beneficial ownership of such additional Shares except to the extent of its or his pecuniary interest therein.

      The Master Fund and the Special Fund have entered into swap agreements (cash settlement) relating to the Shares. These swap agreements have the effect of increasing or decreasing the Master Fund's and/or the Special Fund's economic exposure to the Shares without conferring voting or dispositive power over the notional number of shares referred to in such agreements. The Master Fund and the Special Fund have changed, and may from time to time change, the notional number of shares referred to in such agreements.

                                      * * *

THE PARTICIPANTS INTEND TO MAKE A PRELIMINARY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF A PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE MEDIA GENERAL, INC. 2008 ANNUAL MEETING. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF MEDIA GENERAL, INC. FOR USE AT THE 2008 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO MEDIA GENERAL, INC. STOCKHOLDERS AND WILL

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BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT
HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS AND WILL BE CONTAINED IN THE SCHEDULE 13D FILED BY THE REPORTING PERSONS AND IN AMENDMENTS THERETO.

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                                                                       Exhibit 1


Harbinger Capital Partners              Harbinder Capital Partners Special
Master Fund I, Ltd.                     Situations Fund, L.P.
c/o  International  Fund                555 Madison Avenue, 16th Floor
Services  (Ireland)  Limited            New York, New York 10022
Third Floor, Bishop's  Square
Redmond's  Hill,  Dublin  2,  Ireland



                                                        January 30, 2008


Mr. Marshall N. Morton
President and Chief Executive Officer
Media General Inc.
333 E. Franklin Street
Richmond, VA 23219


Dear Mr. Morton:

We were disappointed by the tone of the Company's public press release in response to our notice of January 24 nominating three individuals for election to the board. Our action was neither "hostile" nor "ill-advised." We made no public press release, and we filed our notice in a manner consistent with the Company's bylaws and as is our right as a responsible shareholder. We should point out that we have no interest in altering the company's dual class share structure. Furthermore, you should know that we have a history of providing long-term support to companies that face serious challenges or are out of favor in the investing community, such as is currently the case with Media General.
In this case, we seek to add value by nominating candidates who will bring fresh ideas and valuable perspective to the Company's board.

We were also surprised that you were "puzzled" by our notice and found it "thoroughly unwarranted." As you know, we currently hold 18.4% of the Company's Class A shares, making us the Company's second largest shareholder. We also note that since we first invested in Media General, the Company's stock has declined 39%. Since its peak, the Company's stock is down 72% and has been on a declining trend for four years. On the basis of this performance, as we mentioned in our notice, we believe the time is appropriate to enhance the Company's corporate governance and re-examine and adjust its strategic direction in order to (i) more directly address the challenges faced by the Company, (ii) sustain and improve its long term profitability, (iii) optimize the Company's capital allocation and (iv) bring increased focus on maximizing stockholder value to the Company's decision making.

Accordingly, we identified three very highly qualified individuals for nomination who have deep experience in and perspective on both broadcasting and publishing, a strong commitment to good governance, and a track record of advocating for, preserving and creating value for all shareholders. We hope the nominating and governance committee will give our nominees serious and fair consideration.

Media General possesses a terrific collection of assets, and we believe that with the right strategy the Company's shareholders will ultimately enjoy the benefits of ownership. We would welcome dialogue and/or a meeting with you at the earliest opportunity, and we look forward to working together to build shareholder value at Media General.


                                Very truly yours,

                                HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.


                                By: /s/ Philip A. Falcone
                                    ---------------------
                                    Name:  Philip A. Falcone
                                    Title:  Portfolio Manager

                                HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.


                                By: /s/ Philip A. Falcone
                                    ---------------------
                                    Name:  Philip A. Falcone
                                    Title:  Portfolio Manager



cc:  Media General Board of Directors